Exhibit 99.3

News for Immediate Release

Contact: Kenneth Klipper

Chief Financial Officer

The First Marblehead Corporation

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

First Marblehead Announces Third Quarter Financial Results

Results from Operations Improve 42% as Compared to Prior Year; Net Operating Cash Usage Reduced 27%; Company Completes First Closing of Private Education Loan Sale and Recognizes $1.4 Million Gain

BOSTON, MA, May 6, 2014 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the third quarter of fiscal 2014 as well as the nine month period ended March 31, 2014.

For the third quarter of fiscal 2014, the Company recorded a net loss of $5.1 million, or $0.45 per share1, compared to a net loss of $8.8 million, or $0.79 per share, for the third quarter of fiscal 2013, a 42% improvement. Revenues for the third quarter of fiscal 2014 increased $2.0 million, or 15%, to $14.8 million. In addition, non-interest expenses fell $1.0 million, or 5%, to $20.6 million in the third quarter of fiscal 2014 from $21.6 million in the third quarter of fiscal 2013. Total other income increased $810 thousand to $1.2 million primarily as a result of a $1.4 million gain recognized on the sale of $39.8 million of private education loans, discussed below. These results contributed to a 27% decline, to $5.7 million, in net operating cash usage*, a non-GAAP financial measure.

“The results for the quarter were another strong improvement based on actual operating conditions. Increased revenues and lower operating expenses are obviously the trends we strive for,” said Daniel Meyers, Chairman and Chief Executive Officer. “We believe that these operating results, including the private education loan sale, are indicators of the current state of diversity in the education financing marketplace and the receptivity of our Monogram® platform,” added Mr. Meyers.

For the quarter ended March 31, 2014, total facilitated private education loan volumes were $71.5 million, an increase of 4% from the same period a year ago. For the quarter, facilitated Monogram-based loans totaled $10.7 million while Cology LLC facilitated $60.8 million in loans. Loan disbursements for the quarter ended March 31, 2014 totaled $275.6 million, an increase of 3% from the same period a year ago, including $46.7 million of Monogram-based loans and $228.9 million of loans disbursed by Cology LLC.

On March 28, 2014, Union Federal Savings Bank completed the first of what is expected to be two closings by selling to RBS Citizens, N.A., a subsidiary of RBS Citizens Financial Group, Inc. (“Citizens”), private education loans with an aggregate outstanding principal balance of $39.8 million. Union Federal received $43.1 million in sale proceeds, equal to 103.5% of the aggregate outstanding principal balance plus all accrued but unpaid interest, and recorded a gain on the sale of $1.4 million. We expect the second closing to occur during the fourth quarter of fiscal 2014, subject to customary closing conditions.

For the nine month period ended March 31, 2014, the Company recorded a net loss of $24.3 million, or $2.16 per share, compared to a net loss of $35.0 million, or $3.30 per share, for the same period a year ago, a 31% improvement. Revenues for the nine month period ended March 31, 2014 increased $4.2 million, or 11%, to $40.9 million. Increases in revenues for the nine month period ended March 31, 2014 included a $990 thousand increase in net interest income, a $2.1 million increase in fee income from Cology LLC, which completed its acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates in October 2012, an increase of $1.6 million in Monogram-based fee revenues and an increase of $1.2 million in revenues from Tuition Management Systems LLC. These increases were partially offset by a $2.0 million decline in revenues from special servicing activities that were transferred to a third party in November 2012. These revenue increases, coupled with a $5.6 million reduction in non-interest expenses as loan acquisition costs fell $3.2 million and special servicing costs declined $1.6 million, contributed to a $12.0 million, or 37% decline, in net operating cash usage, a non-GAAP financial measure, for the nine month period ended March 31, 2014.

For the nine month period ended March 31, 2014, total facilitated private education loan volumes were $598.5 million, including $101.1 million of Monogram-based loans and $497.4 million of loans facilitated by Cology LLC. Loan disbursements for the nine month period ended March 31, 2014 totaled $617.2 million, including $106.9 million of Monogram-based loans and $510.3 million of loans disbursed by Cology LLC.

Company Liquidity

As of March 31, 2014, the Company had $147.9 million in cash, cash equivalents and short-term investments compared to $101.0 million at December 31, 2013. The increase of $46.9 million was primarily the result of $43.1 million received by the Company in connection with the sale of private education loans to Citizens and $11.4 million in sales of investments available-for-sale partially offset by $5.7 million to fund operations.

[1]	All per share amounts presented reflect the impact of the Company’s 1:10 reverse stock split that was effected on December 2, 2013.
*	See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Tuesday, May 6, 2014 at 5:00 p.m. eastern time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 8100907.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10045269. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, our expectations as to future financial success and performance following the sale by Union Federal Savings Bank of the private education loans and the closing of the second loan sale transaction in a timely manner, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of May 6, 2014. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated and disbursed loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing any private education loan programs that are offered through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; First Marblehead’s and Citizen’s ability to consummate the second closing of the loan sale transaction; satisfaction of conditions to the completion of the second closing of the loan sale transaction with Citizens; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s or Citizen’s control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received or any proposed additional taxable income as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; our success in realizing the anticipated benefits of our acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates, including additional fee-based revenues; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 10, 2014. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; interest rate trends; any challenge to the tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; and the resolution of our appeal in the cases pertaining to our Massachusetts state income tax returns. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended March 31, 2014 and 2013

(unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2014	2013	2014	2013
Revenues:
Net interest income:
Interest income	$1,760	$1,527	$5,179	$4,087
Interest expense	(362)	(406)	(1,122)	(1,020)

Net interest income	1,398	1,121	4,057	3,067
(Provision) credit for loan losses	(5)	(70)	(27)	50

Net interest income after (provision) credit for loan losses	1,393	1,051	4,030	3,117
Non-interest revenues:
Tuition payment processing fees	7,883	7,466	23,469	22,264
Administrative and other fees	4,122	3,437	11,111	9,238
Fair value changes to service revenue receivables	1,366	838	2,248	2,057

Total non-interest revenues	13,371	11,741	36,828	33,559

Total revenues	14,764	12,792	40,858	36,676
Non-interest expenses:
Compensation and benefits	9,513	10,454	28,404	29,663
General and administrative	11,099	11,172	37,212	41,573

Total non-interest expenses	20,612	21,626	65,616	71,236

Loss from operations	(5,848)	(8,834)	(24,758)	(34,560)
Other income (expense):
Net realized losses on sales of investments available-for-sale	(161)	—	(161)	—
Other income	1,392	421	1,673	702

Total other income	1,231	421	1,512	702

Loss from operations, before income taxes	(4,617)	(8,413)	(23,246)	(33,858)
Income tax expense	496	376	1,069	1,146

Net loss	$(5,113)	$(8,789)	$(24,315)	$(35,004)

Net loss per basic and diluted common share	$(0.45)	$(0.79)	$(2.16)	$(3.30)

Basic and diluted weighted-average common shares outstanding	11,288	11,111	11,262	10,599

The First Marblehead Corporation and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2014 and June 30, 2013

(unaudited)

(dollars and shares in thousands, except per share amounts)

	March 31, 2014	June 30, 2013
Assets
Cash and cash equivalents	$104,706	$81,910
Short-term investments, at cost	43,172	55,179
Restricted cash	77,815	87,338
Investments available-for-sale, at fair value	62,563	84,782
Education loans held-for-sale, at lower of cost or fair value	21,852	—
Education loans held-to-maturity, net of allowance of $1,334 and $1,659	18,846	62,996
Mortgage loans held-to-maturity, net of allowance of $471 and $440	15,108	12,629
Deposits for participation interest accounts, at fair value	21,472	13,147
Service revenue receivables, at fair value	14,206	14,817
Goodwill	20,066	20,066
Intangible assets, net	22,347	24,193
Property and equipment, net	5,942	6,176
Other assets	9,221	9,060

Total assets	$437,316	$472,293

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$163,675	$163,977
Restricted funds due to clients	77,713	86,994
Accounts payable, accrued expenses and other liabilities	9,798	14,884
Income taxes payable	26,612	25,922
Net deferred income tax liability	1,562	1,189

Total liabilities	279,360	292,966
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,247 and 12,051 shares issued; 11,288 and 11,154 shares outstanding	122	120
Additional paid-in capital	461,613	457,927
Accumulated deficit	(115,139)	(90,824)
Treasury stock, 959 and 897 shares held, at cost	(187,853)	(187,154)
Accumulated other comprehensive loss	(787)	(742)

Total stockholders’ equity	157,956	179,327

Total liabilities and stockholders’ equity	$437,316	$472,293

The First Marblehead Corporation and Subsidiaries

Facilitated and Disbursed Loan Volume Data

For the Three and Nine Months Ended March 31, 2014 and 2013

(unaudited)

(dollars in thousands)

The following tables present our private education loan volume data with respect to our Monogram-based loan programs for the three and nine months ended March 31, 2014 and 2013, as well as the private education loans processed by Cology LLC for the period since the October 19, 2012 date of acquisition through March 31, 2014:

	Three months ended March 31,
	2014					2013
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$8,084	$2,606	$10,690	$60,856	$71,546	$12,182	$3,713	$15,895	$52,916	$68,811
Disbursed Loans	37,476	9,236	46,712	228,924	275,636	40,064	12,462	52,526	215,596	268,122

	Nine months ended March 31,
	2014					2013
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC (since acquisition)	Total
	(dollars in thousands)
Facilitated Loans	$80,563	$20,536	$101,099	$497,400	$598,499	$88,474	$29,100	$117,574	$102,650	$220,224
Disbursed Loans	85,136	21,728	106,864	510,342	617,206	89,270	31,409	120,679	273,896	394,575

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” which was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its non-interest expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from operations, for the three and nine months ended March 31, 2014 and 2013 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries

Net Operating Cash Usage, a Non-GAAP Financial Measure

For the Three and Nine Months Ended March 31, 2014 and 2013

(unaudited)

(dollars in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2014	2013	2014	2013

Loss from operations	$(4,617)	$(8,413)	$(23,246)	$(33,858)
Adjustments to loss from operations:
Fair value changes to service revenue receivables	(1,366)	(838)	(2,248)	(2,057)
Distributions from service revenue receivables	780	1,187	2,859	2,743
Depreciation and amortization	1,359	1,165	3,996	3,159
Stock-based compensation	795	1,072	3,688	3,221
Change in TMS deferred revenue	(1,765)	(1,618)	(2,296)	(2,528)
Additions to property and equipment	(532)	(474)	(1,916)	(2,661)
Other	(359)	67	(1,187)	(380)

Non-GAAP net operating cash usage	$(5,705)	$(7,852)	$(20,350)	$(32,361)